Registration No. 333-
As filed with the Securities and Exchange Commission on May 18, 2026.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

VISHAY INTERTECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)
Delaware	38-1686453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue Malvern, Pennsylvania 19355-2143
(Address of principal executive offices, including zip code)

Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan
(Full title of the plan)

David L. Tomlinson
Senior Vice President, Chief Accounting Officer
Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, Pennsylvania 19355-2143
(610) 644-1300
(Name, address and telphone number,
including area code, of agent for service)

Copies of all communications to:
Brian Katz
Troutman Pepper Locke LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
(215) 981-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	⊠	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
Vishay Intertechnology, Inc. (the “Company”) is hereby registering 8,000,000 shares of its common stock, par value $0.10 per share (the “Common Stock”), which includes (i) an additional 6,000,000 shares of Common Stock reserved for issuance under the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan (as amended, the “Plan”) and (ii) 2,000,000 shares of Common Stock to accommodate the share recycling provisions in the Plan, which provide that (among other things) shares withheld for taxes or shares subject to forfeited awards may again become available for issuance under the Plan. The registration statement on Form S-8 (Registration No. 333-272140, the “Prior Plan Registration Statement”), as filed with the Securities and Exchange Commission on May 23, 2023, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior Plan Registration Statement, to the extent they relate to the Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 8.  Exhibits.
Exhibit Number	Description
3.1
Corrected Amended and Restated Certificate of Incorporation of Vishay Intertechnology, Inc. dated June 5, 2012. Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed June 5, 2012.

3.2	Amended and Restated Bylaws dated June 1, 2011. Incorporated by reference to Exhibit 3.2 to our current report on Form 8-K filed June 2, 2011.
3.3	First Amendment to Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed August 11, 2015.
3.4	Second Amendment to Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed February 21, 2023.
4.3	Description of Registrant's Securities. Incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q, filed on November 2, 2022.
5.1*	Opinion of Troutman Pepper Locke LLP.
10.1	Amendment No. 1 to the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan. Incorporated by reference to Annex A to the Company's Proxy Statement for its 2026 Annual Meeting of Stockholders, filed on April 8, 2026.

23.1*	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on May 18, 2026.
VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson
Name:	David L. Tomlinson
Title:	Senior Vice President, Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 18, 2026.

Each person in so signing also makes, constitutes and appoints David L. Tomlinson his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Commission pursuant to the requirements of the Securities Act, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title

/s/ Joel Smejkal	President, Chief Executive Officer, and Director
Joel Smejkal	(Principal Executive Officer)

/s/ David E. McConnell	Executive Vice President, Chief Financial Officer
David E. McConnell	(Principal Financial Officer)

/s/ David L. Tomlinson	Senior Vice President, Chief Accounting Officer
David L. Tomlinson	(Principal Accounting Officer)

/s/ Marc Zandman	Executive Chairman of the Board of Directors
Marc Zandman

/s/ Renee B. Booth	Director
Renee B. Booth

/s/ Michael J. Cody	Director
Michael J. Cody

/s/ Michiko Kurahashi	Director
Dr. Michiko Kurahashi

/s/ Abraham Ludomirski	Director
Dr. Abraham Ludomirski

/s/ John Malvisi	Director
John Malvisi

/s/ Ruta Zandman	Director
Ruta Zandman

/s/ Raanan Zilberman	Director
Raanan Zilberman